                                                                    EXHIBIT 10.7

================================================================================



                       CONSOLIDATED, AMENDED AND RESTATED
                                 LEASE AGREEMENT

                                     between

           THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY

                                       and

                                  SIMCALA, INC.


                       -----------------------------------

                                      Dated

                                      as of

                                 January 1, 1995


================================================================================


THIS INSTRUMENT CONSOLIDATES AND AMENDS THREE LEASES, ALL BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY AS LESSOR AND SIMETCO, INC. (FORMERLY KNOWN AS OHIO FERRO-ALLOYS CORPORATION) AS LESSEE, DATED AS OF JUNE 1, 1975, AND RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF MONTGOMERY COUNTY, ALABAMA, IN RLPY BOOK 271 AT PAGE 715 (AS AMENDED BY INSTRUMENT SO RECORDED IN RLPY BOOK 720 AT PAGE 90), IN RLPY BOOK 271 AT PAGE 860, AND IN RLPY BOOK 272 AT PAGE 4, RESPECTIVELY. ALL THREE AFORESAID LEASES HAVE BEEN ASSIGNED BY SIMETCO, INC. TO SIMCALA, INC. PURSUANT TO AN ASSIGNMENT AND ASSUMPTION OF LEASES DATED AS OF JANUARY 1, 1995 AND RECORDED IN SAID PROBATE OFFICE IN RLPY BOOK 1542 AT PAGE 848.

                       CONSOLIDATED, AMENDED AND RESTATED
                                 LEASE AGREEMENT
                                     BETWEEN
                 THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF
                                   MONTGOMERY
                                       AND
                                  SIMCALA, INC.

                                      INDEX
                                      -----

                                                                                                        Page
                                                                                                        ----

                                                  ARTICLE I
                                                 DEFINITIONS
Section 1.1       Definitions ...................................................................        2
Section 1.2       Interpretation ................................................................        7
Section 1.3       Captions and Headings..........................................................        8

                                                 ARTICLE II
                                        REPRESENTATIONS AND COVENANTS

Section 2.1       Representations and Findings by the IDB........................................        9
Section 2.2       Representations and Covenants by the Lessee - General..........................        9

                                                ARTICLE III
                                              LEASE PROVISIONS

Section 3.1       Demising Provision; Assignment of Redemption Rights ...........................       12
Section 3.2       Exercise of Renewal Option; Lease Term; Possession and
                  Quiet Enjoyment ...............................................................       12
Section 3.3       Rentals .......................................................................       13
Section 3.4       Obligations of Lessee Unconditional ...........................................       13
Section 3.5       Sublease or Grant of Use by Lessee ............................................       14
Section 3.6       Execution and Delivery of Mortgages, SIDA Documents ...........................       15
Section 3.7       Restrictions on Mortgage or Sale of Project ...................................       15
Section 3.8       Option to Terminate Lease Agreement and Purchase Project ......................       15
Section 3.9       Conveyance on Exercise of Option to Purchase...................................       16
Section 3.10      Use of Party Walls ............................................................       16

                                                 ARTICLE IV
                                      PROVISIONS RESPECTING THE PROJECT

Section 4.1       1995 Project...................................................................       18
Section 4.2       Construction Fund; Disbursements; Pledge ......................................       18
Section 4.3       No Warranty of Suitability by IDB .............................................       19

Section 4.4       IDB to Pursue Remedies Against Contractors, Subcontractors
                  Suppliers and Sureties ........................................................       19
Section 4.5       Completion of the 1995 Project ................................................       20
Section 4.6       Maintenance, Additions and Improvements .......................................       20
Section 4.7       Taxes, Other Governmental Charges and Utility Charges .........................       21
Section 4.8       Insurance .....................................................................       22
Section 4.9       Advances by IDB................................................................       23
Section 4.10      Damage or Destruction .........................................................       23
Section 4.11      Condemnation ..................................................................       24
Section 4.12      Removal and Disposition of Equipment ..........................................       25
Section 4.13      Cooperation with the County ...................................................       25

                                                  ARTICLE V
                                     ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.1       General Covenants .............................................................       26
Section 5.2       Inspection of Project .........................................................       26
Section 5.3       Indemnification ...............................................................       26
Section 5.4       Covenants Under Other Lessee Documents ........................................       27

                                                ARTICLE VI
                                      EVENTS OF DEFAULT AND REMEDIES

Section 6.1       Events of Default .............................................................       28
Section 6.2       Remedies on Default ...........................................................       28
Section 6.3       No Remedy Exclusive ...........................................................       29
Section 6.4       Agreement to Pay Attorneys' Fees and Expenses .................................       29
Section 6.5       No Additional Waiver Implied by One Waiver ....................................       30

                                               ARTICLE VII
                                              MISCELLANEOUS

Section 7.1       Prior Agreements Cancelled ....................................................       31
Section 7.2       IDB's Liabilities Limited .....................................................       31
Section 7.3       Execution Counterparts ........................................................       31
Section 7.4       Binding Effect; Assignability .................................................       31
Section 7.5       Amendments ....................................................................       32
Section 7.6       Severability ..................................................................       32
Section 7.7       Notices .......................................................................       32
Section 7.8       Governing Law .................................................................       32
Section 7.9       References to Mortgagees.......................................................       32

SIGNATURES ......................................................................................       33
ACKNOWLEDGMENTS .................................................................................       34
EXHIBIT A - Description of Realty

STATE OF ALABAMA  )
                  :
MONTGOMERY COUNTY )

         THIS CONSOLIDATED, AMENDED AND RESTATED LEASE AGREEMENT made and entered into as of January 1, 1995 (as the same may hereafter be further amended or supplemented, this "Lease Agreement"), between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY (the "IDB"), a public corporation organized under the laws of the State of Alabama (the "State"), and SIMCALA, INC., a Delaware corporation (the "Lessee"), their respective successors and assigns, under the circumstances summarized in the following Recitals (with capitalized terms used but not defined therein having the meanings given to them in Article I hereof):

         A. The IDB has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, replace, own, lease and dispose of properties to the end that the IDB may be able to promote industry, develop trade and further the use of the agricultural products and natural and human resources of the State and the development and preservation of said resources.

         B. Pursuant to and in furtherance of the public purposes expressed in the Act, the IDB has heretofore issued its $1,000,000 Industrial Development First Mortgage Revenue Bonds (Ohio Ferro-Alloys Corporation Project) Series A, its $5,000,000 Pollution Control First Mortgage Revenue Bonds (Ohio Ferro-Alloys Corporation Project) Series A and its $14,000,000 Subordinated Industrial Development Revenue Bond (Ohio Ferro-Alloys Corporation Project) Series A (collectively, the "Prior Bonds"), and applied the proceeds thereof to acquire, construct and equip certain "projects" within the meaning of the Act (collectively, the "Existing Project") which the IDB leased to SiMETCO, Inc., formerly known as Ohio Ferro-Alloys Corporation ("SiMETCO"), pursuant to three separate Leases referenced on the cover page hereof (collectively, the "Original Leases").

         C. SiMETCO and Lessee have heretofore entered into an Agreement of Purchase and Sale of Assets dated as of September 14, 1994 (the "SiMETCO Agreement") whereby SiMETCO agreed to transfer, sell, assign, deliver and convey to Lessee, and Lessee agreed to purchase and acquire from SiMETCO, the assets therein described. Such assets include without limitation SiMETCO's rights and incidents of interest in and to the Leased Premises under and as defined in each of the Original Leases and consisting of (i) the Leased Real Property, as defined and described in each of the Original Leases, and (ii) the Existing Project. The closing of the SiMETCO Agreement and the consummation of the transactions contemplated therein have been reviewed and approved by the United States Bankruptcy Court for the Northern District of Ohio in the SiMETCO, Inc., Case No. 93-61772.

         D. The transfer of the property described in the second sentence of the preceding Recital has simultaneously herewith been accomplished pursuant to the

Assignment and Assumption of Leases referenced on the cover page hereof (the "Lease Assignment"), among the IDB, SiMETCO and the Lessee. In consideration therefor, the Lessee has, among other things, simultaneously herewith caused the Prior Bonds (which have heretofore been in default) to be paid in full and the indentures pursuant to which the same were issued, to be discharged.

         E. Lessee has proposed to acquire, construct and equip an expansion to the Existing Project (the "l995 Project") and to pay costs of the 1995 Project from proceeds of the SIDA Bonds, part of the proceeds of which have also been used to pay part of the consideration for acquiring the Existing Project.

         F. SIDA has adopted the Preliminary Resolution and entered into the Preliminary Agreement with the Lessee in respect of the Project, all pursuant to the SIDA Act.

         G. Lessee is desirous of consolidating the three Original Leases, because of the virtual identity of the provisions thereof and the interrelatedness of the premises demised thereby, amending the provisions thereof, in order to accommodate the issuance of the SIDA Bonds and the undertaking of the 1995 Project, and by virtue of such consolidation and amendment, restating the three Original Leases in this Lease Agreement, as a document which can facilitate the expansion and continuing operation of the Project, in fulfillment of the purposes of the Act. The IDB, in consideration of the retirement by the Lessee of the Prior Bonds and of the Lessee's commitment to the continuing operation of the Existing Project and to the undertaking of the 1995 Project, has consented to and joined in the Lease Assignment, will execute and deliver the IDB Documents and will cooperate with the Lessee in obtaining such other economic development incentives, including without limitation a Site Prep Grant, the CDBG Loan, enterprise zone benefits, linked-deposit loans and the like (collectively, the "Incentives"), as may be available to the Lessee from the State, the County, the City and their respective various agencies or departments.

                              W I T N E S S E T H:

         In consideration of the mutual covenants and agreements hereinafter contained, the parties to this Lease Agreement hereby formally covenant, agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. In addition to the words and terms elsewhere defined in this Lease Agreement (including in the Recitals hereto) or by reference to another document, unless the context or use clearly indicates another or different meaning or intent:

         "Act" means Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended.

         "ADECA" means the Alabama Department of Economic and Community Affairs, its successors and assigns.

         "Affiliate" means a Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Lessee.

         "Basic Rent" means that portion of the Rentals payable hereunder in the amounts and at the times sufficient to pay Debt Service.

         "Building" means, collectively, all structures and improvements now existing or hereafter expanded, constructed, reconstructed or made on the Realty, as they may at any time exist.

         "CDBG" means the Community Development Block Grant in the amount of $520,000 to be made by ADECA to the County, $500,000 of the proceeds of which are to be applied by the County to make the CDBG Loan.

         "CDBG Documents" means all documents evidencing or securing the CDBG Loan, including without limitation the CDBG Grant Agreement, the CDBG Loan Commitment Agreement, the CDBG Note and the CDBG Security Agreement.

         "CDBG Grant Agreement" means the Agreement to be entered into between ADECA and the County relating to the CDBG and the CDBG Loan.

         "CDBG Loan" means the ten-year Economic Development Fund loan in the principal amount of $500,000 to be made by the County to the IDB with moneys furnished to the County by ADECA pursuant to the CDBG Grant Agreement, the proceeds of which are to be applied by the IDB to pay or reimburse costs of acquiring and installing assets comprising part of the 1995 Project.

         "CDBG Loan Commitment Agreement" means the Loan Commitment Agreement dated the date of closing of the CDBG Loan among the Lessee, the County, the IDB and ADECA.

         "CDBG Note means the Promissory Note from the IDB to the County, and assigned by the County to ADECA, in the principal amount of $500,000 dated the date of closing of the CDBG Loan and evidencing the CDBG Loan.

         "CDBG Security Agreement" means the Security Agreement dated the date of closing of the CDBG Loan from the IDB, joined in by the Lessee, to the County and assigned by the County to ADECA, pursuant to which a security interest is granted in those assets comprising part of the 1995 Project, costs of which have been paid or reimbursed with proceeds of the CDBG Loan.

         "City" means the City of Montgomery, Alabama.

         "County" means Montgomery County, Alabama.

         "Debt Service" means, for any period or payable at any time, the aggregate principal, interest and other charges (if any) due on the outstanding Notes for that period or payable at that time, including for purposes of this Lease Agreement the Purchase Price (as defined in the Loan Agreement) that may become due from time to time in respect of the SIDA Bonds.

         "Equipment" means any items of equipment, fixtures and tangible personal property located in or on the Building or the Realty and any item of equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions hereof and of the Mortgages.

         "Event of Default' means an Event of Default specified and defined in
Section 6.1 hereof.

         "First Mortgage" means the Real Estate Mortgage, Assignment of Lease and Security Agreement of even date herewith, as the same may hereafter be amended or supplemented, from the Lessee and the IDB to the guarantor of Lessee's reimbursement obligations to the bank issuing a letter of credit securing the SIDA Bonds.

         "Governmental Authority" means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "IDB Documents" means, individually or collectively, as the context may require, each or all of the Loan Agreement, the Notes to which the IDB is a party, the Mortgages, this Lease Agreement, those of the CDBG Documents to which the IDB is a party and such other documents or instruments as the IDB may enter into in order to consummate the transactions contemplated hereby and thereby.

         "IDB Resolution" means the resolution adopted by the Board of Directors of the IDB on January 23, 1995 authorizing the execution and delivery of the IDB Documents and the IDB's cooperation in obtaining the Incentives.

         "Indenture" means the Trust Indenture of even date herewith between the SIDA and the Trustee, as the same may hereafter be amended or supplemented.

         "Independent Counsel" means an attorney or firm of attorneys duly admitted to practice law in the State and not in the full-time employment of either the IDB or the Lessee.

         "Interest Rate for Advances" means the rate per annum which is one percent in excess of that rate announced from time to time by the Trustee as its "prime" or "base" rate.

         "Issue Date" means the date of initial authentication and delivery of the SIDA Bonds.

         "Loan Agreement" means the Loan Agreement of even date herewith between the SIDA as lender and the Lessee and the IDB as borrowers, as the same may hereafter be amended or supplemented.

         "Lease Term" means the duration of the leasehold estate created in the Original Leases, as hereby renewed, all as more fully described in Section 3.2 hereof.

         "Lessee Documents" means, individually or collectively, as the context may require, each or all of this Lease Agreement, the Loan Agreement, the Notes to which the Lessee is a party, the Mortgages, the Bond Purchase Agreement and the Reimbursement Agreement (both as defined in the Loan Agreement), those of the CDBG Documents to which the Lessee is a party and such other documents or instruments as the Lessee may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Mortgages" means any instrument conveying a mortgage on and/or security interest in the Project or any part thereof or any rents, income and profits therefrom in order to secure one or more Notes. As used herein, "Mortgages" would include the First Mortgage, the Subordinated Mortgages and the CDBG Security Agreement.

         "Necessary Authorizations" means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

         "Net Proceeds," when. used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys' fees) incurred in the collection of such gross proceeds.

         "Notes" means any and all bonds, promissory notes or other evidences of indebtedness incurred by the Lessee and/or by another Person on the Lessees behalf, the proceeds of which borrowing are used in whole or in part to pay or reimburse Project Costs or costs or expenses relating to the Project. As used herein, "Notes" would include the SIDA Bonds (and the SIDA Note related thereto, which together represent but one indebtedness), the CDBG Note and any bonds hereafter issued by the IDB.

         "Person" includes natural persons, firms, associations, partnerships, trusts, corporations, limited liability companies, and public bodies.

         "Preliminary Agreement" means the Preliminary Agreement dated September 12, 1994 between SIDA and the Lessee.

         "Preliminary Resolution" means the resolution adopted by SIDA on September 12, 1994, as amended by a further resolution adopted December 8, 1994, preliminarily approving the Project and the issuance of the SIDA Bonds.

         "Project" means, collectively, the Existing Project and the 1995 Project, together consisting of the Realty, the Building and the Equipment, to be leased to the Lessee pursuant hereto for use as silicon metal manufacturing facilities, as such Realty, Building and Equipment may at any time exist.

         "Project Costs" means costs of acquiring, preserving, constructing, modifying, expanding, equipping and financing the Project, including any fees and charges in connection therewith and any architectural and engineering costs incidental to, and any interest during the construction phase of, the 1995 Project.

         "Project Supervisor" means any employee or agent of the Lessee hereafter authorized in writing, by the President or any Vice President of the Lessee, to act in connection with matters pertaining to the Project pursuant to the provisions hereof.

         "Realty" means the Leased Real Property (as defined and described in each of the Original Leases) and any additional real property and interests therein subjected to the demise of this Lease Agreement, all as described in Exhibit A hereto, and together constituting the site of the Building.

         "Rentals" means the amounts required to be paid by the Lessee pursuant to Section 3.3 hereof.

         "SIDA" means the State Industrial Development Authority, a public corporation of the State organized pursuant to and existing under the provisions of Articles 2 and 2A, Chapter 10, Title 41 of the Code of Alabama of 1975, as amended.

         "SIDA Act" means Act No. 93-851 enacted at the 1993 First Special Session of the Alabama Legislature, as amended.

         "SIDA Bonds" means the $6,000,000 Taxable Industrial Revenue Bonds (SIMCALA, Inc. Project) Series 1995 of SIDA issued and delivered under the Indenture.

         "SIDA Note" means the promissory note of the Lessee and the IDB, dated the Issue Date, in the form attached as Exhibit B to the Loan Agreement and in principal amount equal to the aggregate principal amount of the SIDA Bonds.

         "Site Prep Grant" means a grant from SIDA for the grading, drainage and other preparation of a site.

         "Subordinated Mortgages" means three separate subordinated Real Estate Mortgages, Assignments of Lease and Security Agreements from the Lessee and the IDB to subordinated creditors of the Lessee.

         "Trustee" means the institution serving as such under the Indenture, initially, First Alabama Bank, Montgomery, Alabama.

         "Unassigned Rights" means all of the rights of the IDB to receive payments or reimbursement pursuant to Section 3.3(b) and (c) hereof, to be held harmless and indemnified pursuant to Section 5.3 hereof, to be reimbursed for attorney's fees and expenses pursuant to Section 6.4 hereof, to receive notices hereunder and to give or withhold consent to amendments, supplements, modifications or termination of this Lease Agreement.

         Section 1.2 Interpretation. Any reference herein to the IDB or to any member of the Board of Directors or officer thereof includes servants, agents or employees or entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

         Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Code of Alabama of 1975, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, however, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the IDB, SIDA or the Lessee under this Lease Agreement, the Notes, the Mortgages or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Debt Service in the amount and manner, at the times, and from the sources provided therein.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Lease Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the effective date of this Lease Agreement. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         Section 1.3 Captions and Headings. The captions and headings in this Lease Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               [END OF ARTICLE I]

                                   ARTICLE 11

                          REPRESENTATIONS AND COVENANTS

         Section 2.1 Representations and Findings by the IDS. The IDB makes the following representations and findings as the basis for the undertakings on its part herein contained:

                  (a) The IDB finds and determines that (i) the Existing Project constituted and continues to constitute, and the 1995 Project will constitute, a "project", within the meaning of the Act; (ii) the Project has been and will continue to be consistent with and in furtherance of the purposes of the Act in promoting the development of trade and furthering the use of natural and human resources of the State and the development and preservation of said resources; and (iii) the utilization of the Project has benefited and will continue to benefit the people of the City, the County and the State by preserving and creating jobs and employment opportunities, thereby promoting the economic welfare of the City, the County and the State.

                  (b) The IDB is duly incorporated under the provisions of the Act. Under the provisions of the Act, the IDB had the power to undertake the Existing Project and to enter into the Original Leases and has the power to enter into the IDB Documents and to carry out its obligations thereunder. The IDB is not in default under any of the provisions contained in its Certificate of Incorporation or By-Laws or of the laws of the State. The IDB by proper corporate action has duly authorized the execution, delivery and performance of the IDB Documents.

                  (c) The Project has been and will continue to be located within 25 miles of the corporate limits of the City and therefore within the jurisdiction of the IDB.

                  (d) The execution, delivery and performance by the IDB of the IDB Documents are within the IDB's corporate powers, and each such document, when executed and delivered, will constitute a legal, valid and binding obligation of the IDB enforceable against the IDB in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

         Section 2.2 Representations and Covenants by the Lessee - General. The Lessee represents and covenants that:

                  (a) It is a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to transact business under the laws of the State.

                  (b) The execution, delivery and performance by the Lessee of the Lessee Documents and the carrying out of the transactions contemplated thereby are within the Lessee's powers as a corporation, have been duly authorized by all necessary action on the part of the shareholders and members of the Board of Directors of Lessee, and do not violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-laws of the Lessee, or any indenture, agreement or other instrument to which the Lessee or any Affiliate is a party or by which the Lessee or any Affiliate or any of its or their properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Lessee or any Affiliate (other than the liens of the Mortgages).

                  (c) The Lessee intends to continue to operate the Project as silicon metal manufacturing facilities throughout the Lease Term and knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of that operation, it. will use its reasonable efforts to resume that operation or accomplish an alternate use by the Lessee or others which will be consistent with the Act and the SIDA Act.

                  (d) To the best of its knowledge, the Lessee has obtained and will use its reasonable efforts to maintain all Necessary Authorizations for the acquisition of the Existing Project and the acquisition, construction and equipping of the 1995 Project, and has obtained or will obtain and will use its reasonable efforts to maintain all Necessary Authorizations for the operation of the Project and for the due execution, delivery and performance by the Lessee of each of the Lessee Documents. In particular, all building permits required for the construction or renovation of the Building have been or will when and as necessary be obtained and, once obtained, will be maintained in full force and effect, and all utility services (including water supply, storm and sanitary sewerage, electric and telephone facilities) necessary for the construction or renovation and operation of the Building for the intended purposes are or will be available.

                  (e) Each of the Lessee Documents, when executed and delivered, will constitute a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

                  (f) There is no pending or, to the best of its knowledge, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Lessee or any Affiliate (i) in any way contesting or affecting the validity of the Original Leases, the Lease Assignment, this Lease Agreement or any of the other Lessee Documents, or (ii) in any way contesting the existence or powers of the Lessee as a corporation.

                               [END OF ARTICLE II]

                                   ARTICLE III

                                LEASE PROVISIONS

         Section 3.1  Demising Provision:  Assignment of Redemption Rights.

                  (a) The IDB has heretofore demised and leased to the Lessee, as assignee of SiMETCO, the Existing Project and that portion of the Realty on which the same is situated, being described as Parcel 1 of Exhibit A hereto; and the IDB does hereby demise and lease to the Lessee, and the Lessee leases from the IDB, that portion of the Realty acquired in connection with the 1995 Project, being described as Parcels 2 and 3 of Exhibit A hereto, together with the additions and improvements to the Existing Project which constitute part of the 1995 Project; all in accordance with the provisions of this Lease Agreement and upon and subject to the terms, conditions and provisions of this Lease Agreement, to each of which the IDB and the Lessee and each of them do hereby separately and severally covenant and agree.

                  (b) The IDB hereby conveys and assigns to the Lessee, subject to the Mortgages, the IDB's equity of redemption in respect of the Project, entitling the Lessee to redeem the Project from impending foreclosure under any one or more of the Mortgages. The IDB furthermore assigns to the Lessee, without reservation, the IDB's statutory right of redemption under Section 6-5-248 of the Code of Alabama of 1975, as amended. Additionally, the IDB will, upon request of the Lessee, transfer and assign the IDB's statutory right of redemption to the Lessee for the sum of $1.00 at any time after foreclosure of any mortgage on the Project. The foregoing assignments are made in further consideration of the Lessee's agreement to acquire the Existing Project and to acquire, construct and equip the 1995 Project on behalf of the IDB and to use and operate the same in furtherance of the public purposes of the Act.

         Section 3.2 Exercise of Renewal Option; Lease Term; Possession and Quiet Enjoyment. Section 12.3 of each of the Original Leases grants to the Lessee, as assignee of SiMETCO, the option to renew the terms of the Original Leases provided (i) such options exercised in writing not fewer than 90 days prior to June 1, 1995 and (ii) Lessee is not in default under the Original Leases at the time such options are exercised. Having cured any previous defaults under the Original Leases by virtue of the retirement of the Prior Bonds, the Lessee, by its execution hereof, hereby exercises its options to renew the term of each of the Original Leases (as hereby consolidated) for the Renewal Term as defined and specified therein. The IDB, by its execution and delivery hereof, acknowledges that the foregoing constitutes due and proper notice of the exercise by Lessee of its options to renew under the Original Leases. By reason of the exercise of such options, the Lease Term shall, subject to the provisions of this Lease Agreement permitting earlier termination, continue until midnight on June 1, 2010.

         So long as the Lessee performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof.

         Section 3.3  Rentals.

                  (a) In consideration of the lease of the Project, the Lessee does hereby covenant and agree to pay Basic Rent, directly to the Persons who or which hold the Notes or to any fiduciary for such Person or Persons, in such respective amounts and at such respective times as shall be sufficient and timely to pay all Debt Service as the same shall be or become due and payable, whether at maturity, upon acceleration or otherwise. All such payments of Basic Rent, albeit not to the IDB, shall be and constitute adequate consideration to the IDB for the leasing of the Project to the Lessee, inasmuch as the Notes shall finance the payment of the costs of acquiring, preserving, constructing, expanding, equipping and financing the Project, accomplishment of which is the paramount objective and public purpose of the IDB.

                  The Lessee recognizes and acknowledges that it is the intention of the parties hereto that this Lease Agreement be a net lease.

                  (b) In further consideration of the lease of the Project, and in accordance with Section 3.1 of each of the Original Leases, the Lessee shall pay to the IDB, as additional Rentals hereunder, the amount of $2,000 per year, being the sum of the rents specified in the three Original Leases during the Renewal Term (as therein defined), payable annually in advance on each June 1 of the Lease Term, commencing on June 1, 1995 and ending (subject to earlier termination of the Lease Term) on June 1, 2009.

                  (c) In further consideration of the lease of the Project, the Lessee covenants and agrees to pay as additional Rentals hereunder any and all costs and expenses incurred or to be paid by the IDB related to actions taken by the IDB under this Lease Agreement, including any advances made pursuant to Section 4.6 hereof, provided that the Lessee may, without creating a default hereunder, contest in good faith the reasonableness of any such fees, charges or expenses. Following the payment or incurring of any such costs, expenses or liability, such additional Rentals are payable upon written demand therefor, and if not paid upon such demand shall bear interest from the date paid or incurred at the Interest Rate for Advances.

         Section 3.4 Obligations of Lessee Unconditional. The obligation of the Lessee to pay the Rentals, to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim it might otherwise have against the IDB or any other Person. The Lessee will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Lease Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, any damage to or destruction of the Project, the invalidity of any provision of this Lease Agreement, the taking by eminent domain of title to or the right to temporary use of all or any of the Project, any change in the tax or other laws of the United States of America, the State or any political subdivision of either thereof, or any failure of the IDB to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement. Notwithstanding the foregoing, the Lessee may, at its own cost and expense and in its own name or in the name of the IDB, prosecute or defend any action or proceeding, or take any other action involving third persons which the Lessee deems reasonably necessary, in order to secure or protect its rights of use and occupancy and its other rights hereunder. Nothing contained herein shall be construed to be a waiver of any rights which the Lessee may have against the IDB under this Lease Agreement or under any provision of law.

         Section 3.5 Sublease or Grant of Use by Lessee. The Lessee may, without the necessity of the IDB's consent, assign this Lease Agreement or sublease or grant the right to occupy and use the Project, in whole or in part, to others, provided:

                  (a) No such assignment, grant or sublease shall relieve the Lessee from primary liability for any of its obligations under this Lease Agreement;

                  (b) In connection with any such assignment, grant or sublease the Lessee shall retain such rights and interests as will permit it to comply with its obligations under this Lease Agreement;

                  (c) No such assignment, grant or sublease shall permit any use other than one consistent with the intended use of the Project or the purposes of the Act and (so long as the SIDA Bonds are outstanding) the SIDA Act; and

                  (d) All such assignments, subleases or grants of use as may be entered into shall be subject to the terms and conditions of this Lease Agreement and the Mortgages, including, without limitation, the provisions with respect to the maintenance and operation of the Project.

The IDB hereby agrees, if requested by the Lessee, to join in the execution and delivery of each and every assignment, sublease or grant of use made pursuant to the provisions of this Section 3.5, but solely for the purposes of indicating its consent thereto and approval thereof, provided, however, that any such assignment, sublease or grant of use entered into pursuant to this Section will be effective even if the IDB refuses to execute it.

         Section 3.6  Execution and Delivery of Mortgages, SIDA Documents.

                  (a) In furtherance of the public purposes that will be accomplished by the establishment and operation by the Lessee of the Project and in consideration thereof, the IDB hereby agrees that it shall, whenever requested by the Lessee, execute and deliver any one or more of the Mortgages, pursuant to which it is anticipated that the IDB will assign all its right, title and interest (except for Unassigned Rights) in and to and pledge Basic Rent payable under this Lease Agreement and join in conveying a mortgage on and security interest in the Project or any part thereof to each mortgagee under a Mortgage as security for payment of the amount of Debt Service due to such mortgagee or (if such mortgagee serves in a fiduciary capacity) to its beneficiaries. Each such mortgagee shall have all rights and remedies herein accorded to the IDB (except for Unassigned Rights) and any reference herein to the IDB shall be deemed, with the necessary changes in detail, to include each such mortgagee, and each such mortgagee is deemed to be a third party beneficiary of the covenants and agreements of the Lessee herein contained.

                  (b) The parties acknowledge that the transaction involving the SIDA Bonds is structured as a loan of the proceeds of sale thereof by SIDA to the Lessee and the IDB, repayment of which is evidenced by the Loan Agreement and the SIDA Note. Any liability of the IDB under the Loan Agreement and the SIDA Note shall be limited solely to the revenues and receipts derived from the leasing of the Project hereunder.

         Section 3.7 Restrictions on Mortgage or Sale of Project. Except for the Mortgages, the IDB will not mortgage, sell, assign, transfer or convey the Project during the Lease Term without the prior written consent of the Lessee. If the laws of the State at the time shall permit it, nothing contained in this Section shall prevent the consolidation of the IDB with, or merger of the IDB into, or transfer of the Project as an entirety to, the City, the County or any public corporation whose property and income are not subject to State taxation and which has corporate authority to carry on the business of owning and leasing the Project; provided, that upon any such consolidation, merger, or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the IDB shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.

         Section 3.8  Option to Terminate Lease Agreement and Purchase Project.

                  (a) Prior to the expiration of the Lease Term, and notwithstanding any provision herein to the contrary, the Lessee shall have the option to terminate this Lease Agreement and purchase the Project from the IDB upon:

                           (i) written notice to the IDB of the exercise of such option, to be given at least 30 days in advance of the date specified by the Lessee for conveyance of the Project;

                           (ii) payment of a purchase price for the Project of Two Thousand Dollars ($2,000.00), being the sum of the purchase prices specified in Section 12.4 of each of the Original Leases, together with payment of any amounts due under Section 3.3(c) hereof, and

                           (iii) if any of the Notes consist of bonds issued by
                  the IDB, payment or redemption in whole of all such bonds in accordance with their terms.

         When the foregoing conditions shall have been met, the IDB will promptly convey the Project to the Lessee (or, if applicable, to any nominee of the Lessee designated in writing to the IDB) in accordance with Section 3.9 hereof.

                  (b) In the event said option shall not have been exercised prior to the end of the Lease Term, it shall be deemed exercised on and as of the last day of the Lease Term, whereupon the IDB and the Lessee shall proceed to closing.

                  (c) The IDB finds and determines that the price payable upon exercise of the option to purchase granted hereby, together with the amounts of Basic Rent to be paid to retire the long-term debt incurred to finance the Project and the other Rentals payable hereunder, constitutes fair market value for the property for purposes of State law, including without limitation within the interpretation of Act No. 91-635, Legislature of Alabama, and any predecessor statute thereto.

         Section 3.9 Conveyance on Exercise of Option to Purchase. At the closing of the purchase pursuant to the exercise of the option to purchase granted herein, the IDB will upon receipt of the purchase price deliver to the Lessee or its nominee a statutory warranty deed and such other documents as may be necessary to convey to the Lessee or its nominee the Realty together with all improvements thereon, as such property then exists, subject only to the following: (a) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the IDB; (b) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented, including without limitation any of the Mortgages to the extent then still in effect; and (c) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Lease Agreement.

         Section 3.10 Use of Party Walls. If the Lessee owns, acquires or leases other real property adjacent to the Realty, all walls presently standing or hereafter erected on or contiguous to the boundary line of such other property shall be party walls; and each party hereto grants the other a ten-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying-in of new construction. If the Lessee utilizes any party wall for the purpose of tying in new construction that will be utilized under common control with the Project, Lessee may also tie in the utility facilities on the Realty for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so owned, acquired or leased by the Lessee ceases to be operated under common control with the Project, Lessee covenants that it will install non-loadbearing wall panels similar in quality to those that have been removed and will provide separate utility services for the new construction. The foregoing provisions shall also be required to be observed by any third party in the event such third party acquires, as Lessee's designee, any portion of the Realty.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                        PROVISIONS RESPECTING THE PROJECT

         Section 4.1  1995 Project.

                  (a) Section 6.1 of each of the Original Leases permits "additions, modifications and improvements" to be made to the Existing Project. The IDB and Lessee agree that the 1995 Project (and any and all future additions, modifications and improvements permitted under the provisions of Section 4.6 hereof and of the Mortgages) constitutes such an addition, modification and improvement to the Existing Project and that the IDB will undertake the 1995 Project in accordance with the provisions hereof and of the Act.

                  (b) The IDB hereby authorizes the Lessee, in the name and on behalf of the IDB, to commence the planning, design, acquisition, construction, improvement and equipping of the 1995 Project. The Lessee hereby accepts such authorization and covenants that it shall, pursuant to such authorization, complete the acquisition, construction and equipping of the 1995 Project as promptly as is practicable. Notwithstanding the foregoing, it remains the intention of the parties to this Lease Agreement that the IDB purchase all building materials and supplies and Equipment to be acquired as part of the 1995 Project and that title to such building materials and supplies and Equipment will pass from the respective supplier or vendor thereof directly to the IDB. The IDB will enter into, or accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section -- but it will not execute any contract or give any order for such construction or for the purchase of materials, supplies or equipment unless and until the Lessee shall have approved the same in writing.

                  (c) The IDB has agreed to cooperate with the Lessee in applying for and obtaining any Incentives for which the Lessee and the Project may be eligible. The IDB hereby reaffirms such commitment and in particular agrees to apply for a Site Prep Grant from SIDA in accordance with Article 2, Chapter 10, Title 41 of the Code of Alabama of 1975, as amended. All proceeds of the Site Prep Grant and of the CDBG Loan for the 1995 Project (if and when received) shall be deposited in the Construction Fund and shall be applied to pay or to reimburse the Lessee for paying such Project Costs of the 1995 Project as the Lessee shall requisition in accordance with the provisions hereof and of the Indenture.

         Section 4.2 Construction Fund: Disbursements; Pledge. There is hereby created and established with the Trustee a trust fund (the "Construction Fund") in the name of the IDB to be designated "The Industrial Development Board of the City of Montgomery - SIMCALA Construction Fund". In accordance with the Indenture, the proceeds of the sale of the SIDA Bonds shall be deposited by the Trustee, on behalf of SIDA, in the Construction Fund.

         The moneys in the Construction Fund shall be paid out by the Trustee from time to time solely for the purposes of (a) reimbursing to the Company all funds advanced to pay Project Costs subsequent to the date of the Preliminary Agreement and (b) paying the Project Costs. The provisions of Section 405 of the Indenture shall govern the manner of requisitioning and disbursing moneys in the Construction Fund.

         Until expended, the IDB hereby pledges and assigns to the Trustee all moneys and investments in the Construction Fund as security for the payment of the Loan Payments due under and as defined in the Loan Agreement and the SIDA Note; and such moneys shall be held and invested by the Trustee, at the direction of the Lessee, all as provided in the Indenture.

         Section 4.3 No Warranty of Suitability by IDB. The Lessee recognizes that since the plans and specifications for constructing and equipping the 1995 Project have been prepared to its order, and that since the Equipment intended to constitute part of the 1995 Project has been and is to be selected by it, the IDB can make no warranty, either express or implied, or offer any assurances, that the 1995 Project or said Equipment is or will be suitable for the Lessee's purposes or needs, or that the proceeds derived from the sale of the SIDA Bonds will be sufficient to pay in full all of the Project Costs related thereto.

         Section 4.4 IDB to Pursue Remedies Against Contractors, Subcontractors, Suppliers and Sureties. In the event of default of any contractor, subcontractor or supplier under any contract made by it in connection with the Project, the IDB at the request of the Lessee will promptly proceed (at the Lessee's sole cost and expense), either separately or in conjunction with others, to exhaust the remedies of the IDB against the contractor, subcontractor or supplier so in default and against his surety, if any, for the performance of such contract. The IDB will advise the Lessee of the steps it intends to take in connection with any such default. If the Lessee shall so notify the IDB, the Lessee may, in its own name or in the name of the IDB, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, supplier or surety which the Lessee deems reasonably necessary, and in such event the IDB will cooperate fully with the Lessee and will take all action necessary to effect the substitution of the Lessee for the IDB in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the completion of the 1995 Project shall, after payment of all costs and expenses including reasonable attorney's fees incurred in connection with the foregoing, be paid into the Construction Fund.

         Upon completion of the 1995 Project or at any time prior thereto upon the request of the Lessee, the IDB will assign to the Lessee all warranties and guaranties of all contractors, subcontractors, suppliers, architects and engineers for the furnishing of labor, materials or equipment or for supervision or design in connection with the 1995 Project and any rights or causes of action against any of the foregoing.

         Section 4.5 Completion of the 1995 Project. If moneys in the Construction Fund shall be insufficient to pay fully all sums required to complete the 1995 Project, the Lessee shall be obligated to complete the acquisition, construction and equipping of the 1995 Project at its own expense. The Lessee shall pay any such deficiency either by making payments directly to the contractor or contractors or the suppliers of materials and equipment or by paying into the Construction Fund the moneys necessary to complete the 1995 Project, in which case the IDB will proceed to complete the Project and the cost thereof will be paid from the Construction Fund. The Lessee shall save the IDB whole and harmless from any obligation to pay any amount in excess of the moneys available therefor in the Construction Fund. The Lessee shall not by reason of the payment of such excess costs from its own funds (whether by direct payment thereof or payment into the Construction Fund) be entitled to any diminution in the payment of Rentals hereunder.

         Section 4.6  Maintenance, Additions and Improvements.

                  (a) The Lessee will, at its own expense, (1) keep the Project in as reasonably safe condition as its operations permit, and (2) keep the Project in good order and repair, and from time to time make all needful and proper repairs, renewals and replacements thereto, including external and structural repairs, renewals and replacements. In lieu of making such repairs, renewals and replacements directly, the Lessee may, if it so desires, furnish to the IDB the funds necessary therefor, in which case the 1013 will proceed to make such repairs, renewals and replacements.

                  (b) The Lessee may, also at its own expense, make any additions, modifications and improvements to the Project that it may deem desirable for its business purposes, provided that such additions, modifications and improvements do not in the opinion of Independent Counsel change the character of the Project to such an extent that it ceases to be a "project" under the Act or (so long as the SIDA Bonds shall be outstanding) under the SIDA Act. In lieu of making such additions, improvements or alterations directly, the Lessee may, if it so desires, furnish to the IDB the funds necessary therefor, in which case the IDB will proceed to make such additions, improvements or alterations.

                  (c) All such additions, modifications and improvements as are made by the Lessee shall become a part of the Project and shall be subject to the demise of this Lease Agreement and (except as limited in the CDBG Security Agreement) the liens of the Mortgages; provided, however, that any personal property used at or in connection with the Project by the Lessee which was not acquired with proceeds of a Note and is not a replacement or renewal of Equipment constituting a part of the Project may, subject to the provisions of the Mortgages, be removed by the Lessee at any time and from time to time while it is not in default under the terms of this Lease Agreement; and provided further, that any damage to the Project occasioned by such removal shall be repaired by the Lessee at its own expense.

         The same provisions will apply with respect to personal property of a sublessee or other user of the Project pursuant to Section 3.5 hereof.

                  (d) The Lessee will not permit any mechanic's or other liens to stand against the Project for labor or material furnished in connection with the original acquisition, construction or equipping of the Project or any additions, modifications, improvements or repairs to the Project so made by it. The Lessee may, however, in good faith contest any such mechanic's or other liens and in such event may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the Project or any part thereof shall be subject to loss or forfeiture, in which event such mechanics or other liens shall be promptly satisfied or bonded for.

                  (e) The Lessee may, also at its own expense, connect or "tie-in" walls and utility and other facilities located on the Realty to other facilities on real property adjacent to the Realty or partly on such adjacent real property and partly on the Realty, but only if the Lessee certifies to the IDB and the mortgagees under the Mortgages that such connection and "tie-in" of walls and facilities will not unreasonably interfere with the operation of the Project.

                  (f) The IDB will, upon request of the Lessee, grant such utility, right-of-way and other similar easements over, across or under the Realty as shall be necessary or convenient for the furnishing of utility, transportation and other similar services to real property adjacent to or near the Realty, provided that such easements shall not adversely affect the operations of any facilities forming a part of the Project.

         Section 4.7  Taxes, Other Governmental Charges and Utility Charges.

                  (a) The IDB and the Lessee acknowledge that (i) under the law in existence as of the Issue Date, by reason of the entry by the IDB and Lessee's assignor into the Original Leases prior to May 21, 1992 (the effective date of Act No. 92-599, Legislature of Alabama), and by reason of the renewal provisions contained in the Original Leases, no part of the Project owned by the IDB will be subject, throughout the Lease Term, to ad valorem taxation by the State or by any political or taxing subdivision thereof; (ii) under the law in existence as of the Issue Date, the income and profits (if any) of the IDB from the Project are not subject to either federal or State taxation; and (iii) these factors, among others, induced the Lessee to enter into this Lease Agreement. In the event such exemptions are terminated or deemed inapplicable to the Project or any part thereof, the Lessee may at its option terminate this Lease Agreement and may purchase the Project in accordance with the terms hereof. However, the Lessee will pay, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Lessee onto the Realty (including, without limiting the generality of the foregoing, (i) any taxes levied on or with respect to the income or profits of the IDB from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts from the Project prior to or on a parity with the lien of any of the Mortgages thereon and (ii) any ad valorem taxes levied or assessed upon Lessee's interest in the Project), and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, however, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.

                  (b) The Lessee agrees to pay all gas, electric, light and power, water, sewer and all other charges for the operation, maintenance, use and upkeep of the Project.

                  (c) The Lessee may, subject to the provisions of the Mortgages, at its own expense and in its own name and behalf or in the name and behalf of the IDB, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless by such action the title of the IDB to any part of the Project shall be materially endangered or the Project or any part-thereof shall become subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith by the Lessee. The IDB will cooperate fully with the Lessee in any such contest.

         Section 4.8  Insurance.

                  (a) The Lessee will cause the Project to be insured and at all times keep the Project insured against loss and/or damage to the Project by fire and other perils (including vandalism and malicious mischief) customarily covered by the extended coverage clause of fire insurance policies in an amount equal to the full replacement cost of the Project. The Lessee will pay all premiums on such insurance. All such policies shall be for the benefit of the Lessee and the mortgagees under the Mortgages, as their respective interests may appear. Any such insurance policy or policies may, at the Lessee's option, contain a deductible clause in a commercially reasonable amount. All such insurance policies shall be taken out and maintained with generally recognized, responsible insurance companies, each of which shall be qualified and authorized to assume the respective risks undertaken.

                  (b) The Lessee shall also take out and at all times maintain and pay the premium on policies of general liability insurance with generally recognized, responsible insurance companies, each of which shall be qualified to assume the risks undertaken, for the benefit of the IDB and the Lessee, as their interests may appear. Such general public liability insurance shall insure against liability for injuries to persons and property or death or accidental injuries arising out of the occupancy, use or operation of the Project, in the minimum amount of $2,000,000 combined single limit coverage, and also in such amount with respect to any vehicle used in connection with the Project.

         All such insurance shall be provided during the entire Lease Term. Notwithstanding the foregoing, during the construction phase of the 1995 Project such insurance as may be applicable to the 1995 Project may be provided by way of builders' risk insurance which shall be for the benefit of the parties specified above, as their respective interests may appear. Each policy shall provide that the policy may not be cancelled or expire without 30 days' prior written notice of such cancellation or expiration by the insurer to the Lessee and, as applicable, to the IDB and each of the mortgagees under the Mortgages. Such insurance may also be provided under a blanket insurance policy or policies.

         Section 4.9 Advances by IDB. In the event that the Lessee fails to take out or maintain the full insurance coverage required by this Lease Agreement, fails to pay the taxes and other charges required to be paid by the Lessee at the times they are required to be paid, or fails to keep the Project in as reasonably safe condition as its operating conditions permit and in good order and repair, the IDB, after first notifying the Lessee of any such failure on its part, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same, pay such taxes or other charges, or make such repairs, renewals and replacements as may be necessary to maintain the Project in as reasonably safe condition as the Lessee's operations permit and in good order and repair, respectively; and all amounts so advanced therefor by the IDB shall become an additional obligation of the Lessee to the IDB, which amounts, together with interest thereon at the Interest Rate for Advances, the Lessee agrees to pay. Any remedy herein vested in the IDB for the collection of the Rentals shall also be available to the IDB for the collection of all such amounts so advanced.

         Section 4.10 Damage or Destruction. If prior to full payment of the Notes the Project is destroyed (in whole or in part) or is damaged by fire or other casualty, the Lessee shall be obligated to continue to pay Rentals, to perform its other obligations and covenants hereunder and to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not, in the opinion of Independent Counsel, change the character of the Project to such an extent that it ceases to be a "project" under the Act or (so long as the SIDA Bonds shall be outstanding) the SIDA Act.

         The Lessee may apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses. In the event said Net

Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Lessee will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said proceeds. The Lessee shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the IDB or any abatement or diminution of the Rentals payable hereunder. Any balance of insurance proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Lessee.

         Notwithstanding the foregoing, if the Lessee shall determine that such repair, restoration or rebuilding is not, in whole or in part, economically viable, then the Lessee may elect to prepay one or more of the Notes in accordance with their terms, in which case the Net Proceeds (or such portion thereof as is allocable to the portion of the Project not being repaired, restored or rebuilt) shall be applied to such prepayment; provided, however, that if the SIDA Bonds shall at the time bear interest at a Yearly Fixed Rate or the Permanent Fixed Rate (both as therein defined), then such prepayment may occur only if the preconditions set forth therein for extraordinary optional redemption thereof shall have been met.

         The IDB shall cooperate fully with the Lessee in the handling of any prospective or pending insurance claim with respect to the Project or any part thereof. In no event will the IDB voluntarily settle, or consent to the settlement of, any prospective or pending insurance claim with respect to the Project or any part thereof without the written consent of the Lessee, in its sole discretion.

         Section 4.11 Condemnation. In the event that title to, or the temporary use of, the Project or any part thereof or interest therein shall be taken under the exercise of the power of eminent domain by any Governmental Authority or by any Person acting under governmental authorization, the Lessee shall be obligated to continue to pay Rentals and to perform its other obligations and covenants hereunder. If the Lessee so elects, the IDB and the Lessee will cause the Net Proceeds received by them or by any of the mortgagees under the Mortgages from any award made in such eminent domain proceedings to be applied, as shall be directed in writing by the Lessee within 120 days from entry of a final order in such eminent domain proceedings, to:

                  (a) the restoration of the remaining improvements located on the Realty to substantially the same condition as existed prior to the exercise of the power of eminent domain, and/or

                  (b) the acquisition, by construction or otherwise, of other lands or improvements suitable for the Lessee's operations at the Project (which land or improvements shall be deemed a part of the Project and available for use and occupancy by the Lessee without the payment of any rent other than herein provided for, to the same extent as if such land or other improvements were specifically described herein and demised hereby).

         In the event that the Lessee elects either of the foregoing options and the Net Proceeds are not sufficient to pay in full the costs of such restoration or acquisition, the Lessee will nonetheless pay that portion of the costs thereof in excess of the amount of the proceeds. The Lessee shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the IDB or any abatement or diminution of the Rentals payable hereunder.

         Notwithstanding the foregoing, if the Lessee shall determine that such restoration or acquisition is not, in whole or in part, economically viable, then the Lessee may elect to prepay one or more of the Notes in accordance with their terms, in which case the Net Proceeds (or such portion thereof as is allocable to the portion of the Project not being restored) shall be applied to such prepayment; provided, however, that if the SIDA Bonds shall at the time bear interest at a Yearly Fixed Rate or the Permanent Fixed Rate (both as therein defined), then such prepayment may occur only if the preconditions set forth therein for extraordinary optional redemption thereof shall have been met.

         Any balance of Net Proceeds of an award in such eminent domain proceedings remaining after the application thereof as hereinabove provided shall be paid to the Lessee.

         The IDB shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceeding in the name and behalf of the IDB, through counsel of Lessee's own choice; provided, however, if the IDB is legally required to participate through its own counsel in any such defense, the Lessee shall be responsible for the reasonable fees and charges of such counsel. In no event will the IDB voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Lessee, in its sole discretion.

         Section 4.12 Removal and Disposition of Equipment. Subject to the provisions of the Mortgages, the Lessee may, if no Event of Default shall have occurred and be continuing, remove or sever any item of the Equipment from the Project and use such item in its other operations or sell or otherwise dispose of such item in any way the Lessee may see fit, free of the demise of this Lease Agreement and without the Lessee having any responsibility or accountability to the IDB therefor.

         Section 4.13 Cooperation with the County. The IDB and the Lessee covenant to give reasonable cooperation to the County in the performance of the County's obligations under the CDBG Grant Agreement relative to the CDBG Loan; provided the foregoing shall not obligate the Lessee to furnish proprietary or confidential information or otherwise adversely affect trade secrets, processes or contractual relationships.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS

         Section 5.1 General Covenants. The Lessee will not do or permit anything to be done on or about the Project that will affect, impair or contravene any policies of insurance that may be carried on the Project or any part thereof against loss or damage by fire, casualty or otherwise. The Lessee will, in the use of the Project and the public ways abutting the same, comply with all lawful requirements of all governmental bodies; provided, however, the Lessee may, at its own expense in good faith contest the validity or applicability of any such requirement.

         Section 5.2 Inspection of Project. The Lessee will permit the IDB and its duly authorized agents at reasonable times during normal business hours and on reasonable advance notice to enter upon, examine and inspect the Project and, provided the same shall not unduly infringe on professional or trade secrets, privileges or processes of the Lessee, to have access to, inspect, examine and make copies of the books and records, accounts and data of the Lessee pertaining to the Project.

         Section 5.3 Indemnification. The Lessee releases the IDB from, agrees that the IDB shall not be liable for, and indemnifies the IDB against, all liabilities, claims, costs and expenses (including reasonable attorneys' fees) sustained or incurred in the absence of negligence or willful misconduct on the part of the IDB and arising out of or in connection with: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the maintenance, operation and use of the Project; (b) any breach or default on the part of the Lessee in the performance of any covenant or agreement of the Lessee under any of the Lessee Documents, or arising from any act or failure to act by the Lessee or any of its agents, contractors, servants, employees or licensees; (c) any action taken in connection with obtaining any of the Incentives; and (d) any claim, action or proceeding brought with respect to the matters set forth in (a), (b) or (c) above.

         The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and servants, agents and employees of the IDB. That indemnification is intended to and shall be enforceable by the IDB to the full extent permitted by law.

         In case any action or proceeding is brought against the IDB in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly give notice of that action or proceeding to the Lessee, and thereafter shall forward to the Lessee a copy of every summons, complaint, pleading, motion or other process received with respect to such action or proceeding. The Lessee upon receipt of that notice shall have the obligation and the right to assume at its expense the defense of the action or proceeding; provided that failure or untimeliness of a party to give that notice shall not relieve the Lessee from any of its obligations under this Section unless that failure or untimeliness materially prejudices the defense of the action or proceeding by the Lessee. At its own expense, an indemnified party may employ separate counsel and participate in the defense. No indemnified party shall take any actions, including an admission of liability, which would bar the Lessee from enforcing any applicable coverage under policies of insurance held by the Lessee or would prejudice any defense of Lessee in any appropriate legal proceedings pertaining to any such matter or otherwise prevent Lessee from defending itself with respect to any such matter. The Lessee shall not be liable for any settlement without its consent, unless it shall have failed after due notice to participate in such proceedings.

         Section 5.4 Covenants Under Other Lessee Documents. The Lessee shall observe and perform all covenants and agreements to be observed or performed by the Lessee under the other Lessee Documents.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. Each of the following shall be an Event of Default under this Lease Agreement:

                  (a) Failure by the Lessee to make when due any payment of Rentals that has become due and payable by the terms of this Lease Agreement and continuation of the same for a period of five days after notice thereof from the IDB or the holder of any Note to the Lessee.

                  (b) Failure by the Lessee to observe and perform any other covenant, condition or agreement on its part to be observed or performed hereunder and continuation of such failure for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Lessee by the IDB or the mortgagee under the First Mortgage, unless the IDB and said mortgagee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the failure is corrected.

                  (c) Any representation or warranty made by the Lessee herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Lease Agreement shall at any time prove to have been false or misleading in any material respect when made or given.

                  (d) The filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Lessee, as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect; provided, however, that if any such petition or proceeding is filed, such filing shall not constitute an Event of Default hereunder unless such petition shall remain undismissed for a period of 120 days after filing; provided further, however, that the occurrence of an Event of Default under this subsection and the exercise of remedies upon any such occurrence shall be subject to any applicable limitations of federal or state law affecting or precluding such occurrence or exercise during the pendency of or immediately following any liquidation or reorganization proceedings.

         Section 6.2 Remedies on Default. Whenever any such Event of Default shall have happened and be continuing, the mortgagee under the First Mortgage, as assignee of the IDB, or the IDB (but only as to Unassigned Rights), may:

                  (a) Declare all installments of Basic Rent allocable to the Notes and payable under this Lease Agreement for the remainder of the Lease Term to be immediately due and payable;

                  (b) Re-enter and take possession of the Project, without terminating this Lease Agreement, exclude the Lessee from possession thereof and sublease the Project or any part thereof, for the account of the Lessee, holding the Lessee liable for the difference in the rent and other amounts payable by such sublessee in such subleasing and the Rentals and other amounts payable by the Lessee hereunder;

                  (c) Terminate this Lease Agreement, exclude the Lessee from possession of the Project and lease the same for the account of the IDB, holding the Lessee liable for all Rentals due up to the date such lease is made for the account of the IDB;

                  (d) Take whatever action at law or in equity may appear necessary or desirable to collect the Rentals then due, whether by declaration or otherwise, or to enforce any obligation, covenant or agreement of the Lessee under this Lease Agreement or by law.

The IDB may, without consent of the mortgagee under the First Mortgage, waive any Event of Default hereunder with respect to Unassigned Rights, and said mortgagee may, without the written consent of the IDB, waive any Event of Default hereunder with respect to Unassigned Rights.

         Section 6.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the IDB or the mortgagee under the First Mortgage is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 6.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Lessee should default under any of the provisions of this Lease Agreement and the IDB or the mortgagee under the First Mortgage (in its own name or in the name and on behalf of the IDB) should employ attorneys or incur other expenses for the collection of Rentals or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee will on demand therefor pay to the IDB and/or said mortgagee the reasonable fees of such attorneys and such other expenses so incurred; and such amounts shall bear interest at the Interest Rate for Advances from the date of demand to the date of payment.

         Section 6.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Prior Agreements Cancelled. This Lease Agreement shall completely and fully supersede all other prior agreements (including without limitation the Original Leases, which are restated hereby), both written and oral, between the IDB and the Lessee or the Lessee's assignor relating to the acquisition, preservation, construction, expansion or equipping or the leasing or operation of the Project. No party to any such prior agreement shall hereafter have any rights thereunder but shall look solely to this Lease Agreement for definition and determination of all of its rights, liabilities and responsibilities relating to the Project.

         Section 7.2  IDB's Liabilities Limited.

                  (a) The covenants and agreements contained in this Lease Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the IDB, and in the event of a breach of any such covenant or agreement. no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the IDB shall arise therefrom. Nothing contained in this Section, however, shall relieve the IDB from the observance and performance of the covenants and agreements on its part contained herein.

                  (b) Other than for willful or wanton acts, no recourse under or upon any covenant or agreement of this Lease Agreement shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the IDB, or any of its servants, agents or employees, or of any successor corporation, either directly or through the IDB, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Lease Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the Board of Directors of the IDB or any of its servants, agents or employees, or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Lease Agreement.

         Section 7.3 Execution Counterparts. This Lease Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 7.4 Binding Effect; Assignability. This Lease Agreement shall inure to the benefit of, and shall be binding upon, the IDB, the Lessee and their respective successors and assigns, provided, however, that the Lessee may not assign this Lease Agreement in whole or in part without the prior written consent of the mortgagee under the First Mortgage.

         Section 7.5 Amendments. So long as any of the SIDA Bonds are outstanding, this Lease Agreement may be amended only by a written instrument between the IDB and the Lessee with the written consent of the mortgagee under the First Mortgage.

         Section 7.6 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 7.7 Notices. Unless otherwise provided herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight courier service, telegram, telex or other instantaneous transmission device, addressed as follows:

                  (a) If to the IDB, at The Industrial Development Board of the City of Montgomery, Post Office Box 79, Montgomery, Alabama 36101,
         Attention: Chairman of the Board of Directors; and

                  (b) If to the Lessee, (i) by mail or telegram, at SIMCALA, Inc., c/o Capital One Partners, 1111 Chester Avenue, Cleveland, Ohio 44114, Attention: JimPetras, Partner; and (ii) by telefax, at (216) 781-0158.

Either of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 7.8 Governing Law. This Lease Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

         Section 7.9 References to Mortgagees. Provisions of this Lease Agreement pertaining to required notices to or consents from the mortgagees under the Mortgages and like provisions shall be understood to apply, as to any given mortgagee, only so long as the Note underlying the Mortgage of said mortgagee is outstanding and shall not have been paid in full.

                              [END OF ARTICLE VII]

         IN WITNESS WHEREOF, the IDB and the Lessee have caused this Consolidated, Amended and Restated Lease Agreement to be executed, sealed and attested, as applicable, in their respective names, all by their respective duly authorized officers, as of the date first hereinabove stated.


                                     THE INDUSTRIAL DEVELOPMENT
                                     BOARD OF THE CITY OF MONTGOMERY

(SEAL)

                                     By:/s/
                                          --------------------------------------
                                        Chairman of the Board of Directors

ATTEST:



/s/
---------------------------------
Its [Assistant] Secretary

                                     SIMCALA, INC., a Delaware corporation

(SEAL)

                                     By:/s/
                                          --------------------------------------
                                        President

ATTEST:

/s/
---------------------------------
Its Secretary

                              ACKNOWLEDGMENT OF IDB

STATE OF ALABAMA         )
                         :
COUNTY OF MONTGOMERY     )

         I, the undersigned Notary Public in and for said County in said State, hereby certify that R.E. Thornton, Jr., whose signature as the Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing instrument and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

         Given under my hand and seal of office this 8th day of February, 1995.

                                         /s/
                                         --------------------------------------
                                         NOTARY PUBLIC, State at Large
                                         My Commission Expires:  October 8, 1995

(SEAL)

                            ACKNOWLEDGMENT OF LESSEE

STATE OF ALABAMA        )
                        :
COUNTY OF MONTGOMERY    )

         I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that James M. Petras, whose signature as President of SIMCALA, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation

         Given under my hand and seal of office this 9th day of February, 1995.

                                        /s/
                                        ----------------------------------------
                                        NOTARY PUBLIC, State at Large
                                        My Commission Expires: November 30, 1996

(SEAL)

                                    EXHIBIT A

                              DESCRIPTION OF REALTY

                                    PARCEL 1

Begin at the Southeast Corner of Section 5, T-16-N, R-20-E, Montgomery County. Alabama; thence run along the South Line of said Section 5, S 87(degree) 05' 57" W, 1818.81 feet to a point; thence run N 01(degree) 53' 50" W, 1623.33 feet to an iron pin; thence run N 03(degree) 50' 08" E, 1038.55 feet to a concrete monument lying on the North Line of the Southeast Quarter of said Section; thence run N 87(degree) 34' 04" E, 1990.78 feet to a point at the Northeast Corner of the Southeast Quarter of said Section 5; thence run along the East Line of said Section, S 04(degree) 03' 41" W, 2657.77 feet to the point of beginning.

Said described property lying and being situated in the Southeast Quarter of
Section 5, T-16-N, R-20-E, Montgomery County, Alabama, and contains 117.693 acres, more or less.

                                    PARCEL 2

Begin at the Northeast Corner of the Southeast Quarter of Section 5, T-16-N, R-20-E. Montgomery County, Alabama; thence run along the North Line of the Southeast Quarter of Said Section, S 87(degree) 34' 04" W, 1990.78 feet to a concrete monument; thence continue, S 87(degree) 34' 04" W, 663.34 feet to a concrete monument lying at the Northwest Corner of the Southeast Quarter of said
Section 5; thence run N 04(degree) 03' 41" E, 90.10 feet to a point lying on the South right of way of CSX Railroad (100' ROW); thence run along said South right of way, N 87(degree) 00' 00" E, 2657.34 feet to a point lying on the East Line of said Section 5; thence run along said East Line, S 04(degree) 03' 41" W,
117.34 feet to the point of beginning.

Said described property lying and being situated in the Northeast Quarter of
Section 5, T-16-N, R-20-E, Montgomery County, Alabama, and contains 6.279 acres, more or less.

                                    PARCEL 3

Begin at a concrete monument at the Northwest Corner of the Southeast Quarter of
Section 5. T-16-N, R-20-E, Montgomery County, Alabama, thence run S 87(degree) 33' 07" W, 661.96 feet to an iron pin; thence run S 87(degree) 33' 21" W, 671.78 feet to an iron pin; thence run N 04(degree) 03' 41" E, 76.74 feet to a point lying on the South right of way of CSX Railroad; thence run along said South right of way, N 87(degree) 00' 00" E, 1335.32 feet to a point, thence run S 04(degree) O3' 41" W, 90.10 feet to the point of beginning.

Said described parcel lying and being situated in the Northwest Quarter of
Section 5, T-16-N, R-20-E, Montgomery County, Alabama, and contains 2.487 acres, more or less.